Exhibit 99.1

Contact: Media Hotline: 1-877-944-DGPR (3477) dgpr@dollargeneral.com

FOR IMMEDIATE RELEASE

Dollar General Corporation Announces CEO Transition Plan

Todd Vasos to Transition from CEO to Special Advisory Role Effective

November 1, 2022; Jeffery Owen Named as Successor

Goodlettsville, Tennessee – July 12, 2022 – Dollar General Corporation (NYSE: DG) today announced Todd Vasos’s decision to retire from his position as Chief Executive Officer (CEO) effective November 1, 2022. Additionally, the Company’s Board of Directors approved the promotion of Jeffery Owen, its Chief Operating Officer since 2019, to succeed Vasos as CEO effective immediately following Vasos’s retirement from the CEO role.

To assist in the transition of leadership, Vasos is expected to serve in a senior advisory position beginning November 1, 2022, and continuing through April 1, 2023, at which time Vasos will retire from employment with the Company. Vasos is expected to enter into a two-year consulting agreement and continue to serve as a member of the Company’s Board of Directors following his retirement from the Company.

“On behalf of the Board of Directors, I want to thank Todd for his many years of service to Dollar General, his outstanding leadership, commitment to our values and dedication to the Company, its employees, customers, communities and shareholders. Todd led Dollar General through a period of significant transformation, accelerated growth and innovation. We are a stronger, more resilient, and longer term strategically driven organization than when he took the reins in 2015. DG is a better company today as a result of Todd’s leadership,” said Michael Calbert, Chairman of Dollar General’s Board of Directors. “The Board is looking forward to continuing this strong trajectory under the leadership of Jeff Owen, who is a strategic thinker, strong collaborator and proven leader known for his motivational leadership and deep knowledge of DG.”

Vasos has served as Chief Executive Officer and as a member of the Company’s Board of Directors since June 2015. He joined Dollar General in 2008 as Executive Vice President, Division President and Chief Merchandising Officer and served as Chief Operating Officer from 2013 until being named CEO. During Vasos’s tenure as CEO, the Company expanded its store base by approximately 7,000 stores, added nearly 60,000 net new jobs, increased annual sales revenue by more than 80%, and more than doubled its market capitalization to approximately $58 billion. Vasos was named a Most Admired CEO by Nashville Business Journal in 2021 and currently serves on the boards of directors for Retail Industry Leaders Association (RILA) and KeyCorp.

Under Vasos’s leadership, the Company created and delivered on key strategic initiatives including self-distribution of frozen and refrigerated goods (DG Fresh), as well as various non-consumable initiatives, including its newest retail concept pOpshelf, and significant digital expansions. He also led DG’s efforts to expand the availability of fresh produce to more than 2,300 stores, launched the DG Private Fleet driver program, opened 16 additional distribution centers, and most recently, announced the Company’s planned expansion into Mexico.

During Vasos’s tenure as CEO, DG was named to Fortune Magazine’s World’s Most Admired Companies List in 2020 and 2022; Forbes Top 25 Responders to the Covid-19 Pandemic in 2020; Mass Market Retailers Magazine’s Retailer of the Year in 2019 and 2020 and recognized by the Human Rights Campaign Foundation’s Corporate Equality Index for its workplace inclusion efforts in 2020, 2021 and 2022.

“Serving my fellow employees, our customers and our communities as CEO has been the greatest privilege of my career,” said Vasos. “Together, we ushered in an era of unrivaled growth while staying true to our mission of Serving Others. Today, we are so much more than a dollar store, proudly serving millions of Americans as their neighborhood general store. Having worked with Jeff for many years, I am confident in his leadership abilities and capability to lead Dollar General into our next chapter of growth and service.”

Owen assumed Dollar General’s Chief Operating Officer role in August 2019 having previously held the roles of Executive Vice President, Store Operations from 2015-2019 and Senior Vice President, Store Operations from 2011-2014. Prior to August 2011, Owen served DG as a Vice President, Division Manager; Retail Division Manager; Senior Director, Operations Process Improvement; and Store Manager, among other roles. He began his employment at Dollar General in 1992 as a store manager trainee in a Nashville, Tennessee store. Owen is expected to be elected to serve as a member of Dollar General’s Board of Directors upon the effectiveness of his promotion to CEO. He has also served as a director of Kirkland’s Inc. since March 2015.

“I am deeply honored to have the opportunity to build on Todd’s incredible tenure as CEO. I am equally humbled to lead Dollar General as we continue to serve our customers with value and convenience, support the communities we proudly call home and provide our employees with career and growth opportunities,” said Owen. “For the past three decades, I’ve grown and developed within our Company, and I couldn’t be prouder to serve as CEO alongside an amazing team in our stores, distribution centers, private fleet and Store Support Center.”

During Owen’s nearly 30-year tenure with Dollar General, the Company has grown from 1,500 stores in 23 states into the largest retailer by store count in the U.S. with more than 18,000 stores and 28 distribution centers in 47 states as of April 2022.

Additional information regarding Owen, including his corporate biography and headshot, may be obtained by visiting the DG Newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. A reader can identify forward-looking statements because they are not limited to historical fact, they address future events, developments or results, or they are preceded by, followed by or include words such as (and without limitation) “believe, ”anticipate,“ plan,” “expect,” “opportunities,” “continue,” or “look forward,” and similar expressions. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including without limitation statements concerning our plans and expectations in connection with the transition of CEO leadership from Mr. Vasos to Mr. Owen, the relationship of Mr. Vasos to the Company post-retirement, and other plans and expectations.

Forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those stated in or implied by the forward-looking statements. All forward-looking statements should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022. All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its SEC filings and public communications. Dollar General cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements as a result of new information, future events or circumstances, or otherwise, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for more than 80 years. Dollar General helps shoppers Save time. Save money. Every day.® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares and seasonal items at everyday low prices in convenient neighborhood locations. Dollar General operated 18,356 stores in 47 states as of April 29, 2022. In addition to high-quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Clorox, Energizer, Procter & Gamble, Hanes, Coca-Cola, Mars, Unilever, Nestle, Kimberly-Clark, Kellogg's, General Mills, and PepsiCo. Learn more about Dollar General at www.dollargeneral.com.